UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2013

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 14, 2013, we entered into an agreement with Twin River Management Group, Inc. (“Twin River”) to sell Premier Entertainment Biloxi LLC (“Premier”), our gaming entertainment subsidiary which owns and operates the Hard Rock Hotel and Casino in Biloxi, Mississippi, to Twin River for cash consideration of approximately $250,000,000. Premier will be classified as a discontinued operation. The closing of the sale is subject to regulatory approvals, customary closing conditions and receipt of consent from Hard Rock Hotel Licensing, Inc. to the transfer of the licensing agreements pursuant to which Premier operates under the Hard Rock brand. At closing, anticipated to occur during the second quarter of 2014, we expect to record a pre-tax gain on sale of discontinued operations, estimated to be approximately $25,000,000 based on the book value of our investment in Premier at September 30, 2013.

The foregoing is a summary of the material terms of the sale of Premier and is qualified in its entirety by reference to the Membership Interest Purchase Agreement attached hereto as Exhibit 10.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is filed with this report:

Number	Exhibit

10	Membership Interest Purchase Agreement by and among GAR, LLC, Premier Entertainment Biloxi LLC, Leucadia National Corporation and Twin River Management Group, Inc., dated as of December 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: December 16, 2013	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10	Membership Interest Purchase Agreement by and among GAR, LLC, Premier Entertainment Biloxi LLC, Leucadia National Corporation and Twin River Management Group, Inc., dated as of December 14, 2013